EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 28, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (December 2009 – November 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.4%	4.9%	6.0%	6.9%	-1.5%	-3.5%	1.1%	-3.5%	10.5%	-28.6%	-0.3	-0.4
B**	2.4%	4.9%	5.4%	6.3%	-2.1%	-4.1%	0.4%	-4.1%	10.5%	-29.9%	-0.3	-0.5
Legacy 1***	2.4%	5.0%	7.8%	9.0%	0.6%	-1.4%	N/A	-1.4%	10.4%	-23.7%	-0.1	-0.2
Legacy 2***	2.4%	5.0%	7.8%	8.9%	0.4%	-1.7%	N/A	-1.7%	10.3%	-24.4%	-0.1	-0.2
Global 1***	2.5%	5.3%	8.4%	9.7%	1.2%	-1.9%	N/A	-1.9%	10.0%	-21.9%	-0.1	-0.3
Global 2***	2.5%	5.3%	8.3%	9.5%	1.0%	-2.2%	N/A	-2.2%	10.0%	-22.4%	-0.2	-0.3
Global 3***	2.5%	5.2%	6.7%	7.8%	-0.7%	-3.9%	N/A	-3.9%	10.0%	-27.9%	-0.3	-0.5

S&P 500 Total Return Index****	0.2%	2.7%	14.0%	16.9%	20.9%	16.0%	8.1%	16.0%	13.0%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	1.9%	2.7%	21.3%	19.0%	4.3%	8.1%	7.4%	8.1%	11.4%	-15.5%	0.7	1.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					27%
Energy	8%	Short	Crude Oil	1.6%	Short	8%	Short	Crude Oil	1.6%	Short
			Heating Oil	1.6%	Short			Heating Oil	1.6%	Short
Grains/Foods	8%	Short	Sugar	1.4%	Short	8%	Short	Sugar	1.4%	Short
			Live Cattle	1.2%	Long			Live Cattle	1.2%	Long
Metals	11%	Short	Gold	4.7%	Short	11%	Short	Gold	4.7%	Short
			Copper	1.2%	Short			Copper	1.2%	Short
FINANCIALS	73%					73%
Currencies	25%	Long $	Japanese Yen	6.0%	Short	25%	Long $	Japanese Yen	6.0%	Short
			Euro	5.0%	Short			Euro	5.0%	Short
Equities	26%	Long	S&P 500	5.1%	Long	26%	Long	S&P 500	5.1%	Long
			Nasdaq	2.6%	Long			Nasdaq	2.6%	Long
Fixed Income	22%	Long	Bunds	3.8%	Long	22%	Long	Bunds	3.8%	Long
			Long Gilts	2.9%	Long			Long Gilts	2.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined nearly 14% after OPEC announced it would not reduce current production levels, despite elevated global supplies.  Natural gas markets also declined in reaction to weather forecasts which indicate milder weather in the U.S.

Grains/Foods
Wheat markets rallied to a 3-month high on concerns about crop output from Australia and Russia.  Corn markets finished modestly higher following an increase in ethanol production in the U.S.  In the foods markets, coffee and sugar prices fell because recent rains in Brazil eased previous concerns about future supplies.

Metals
Precious metals markets weakened after a rally in the U.S. dollar prompted selling.  Copper markets closed sharply lower as the steep declines in the energy markets caused investors to liquidate commodity holdings.  In Peru, a labor strike at a key copper mine was settled, which removed a potential limit on available supplies.

Currencies
The U.S. dollar strengthened against global counterparts due to speculation monetary policy in the U.S. will continue to diverge from European and Asian policies in 2015.  Commodity-linked currencies, including the Canadian and Australian dollars, weakened sharply due to liquidations prompted by selloffs in the energy and metals markets.  European currency markets finished higher due to bullish German economic data.

Equities	Germany’s Dax index rallied nearly 2.5% following upbeat German economic data and the expectation of further monetary stimulus by the ECB. U.S. equity markets also finished higher.
Fixed Income
U.S. Treasury markets finished higher after reports of weak consumer spending and employment data which resulted in increased demand for safe-haven assets.  German Bund markets rallied to all-time highs as investors remain concerned regarding the growth prospects for the Eurozone.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.